Exhibit 10.1

ASSIGNMENT AND QUIT CLAIM OF OIL AND GAS LEASES

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned:	J. Mark Webster
413 Durrand Oak Drive
Keller, TX 76248

hereinafter referred to as assignor, for and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, assign, transfer, convey and Quit Claim unto Cobra Oil & Gas Company, whose address is 14188 Marine Drive, White Rock, BC Canada V4B 1A8 Assignee, its heirs, successors and assignees, all of Assignor's right, title and interest of whatsoever nature or kind in and to the lands and leases described on Exhibit "A" lying in and to the lands lying in Adams County, State of Colorado.

It is the specific intent of the Assignor to assign and convey One hundred percent (100.0%) of Assignor's right, title, and interest, if any, in and to the leasehold estate in the Leases and Lands described on Exhibit "A" attached hereto.

This assignment is subject to the following:

1.   The leases described on Exhibit "A" are subject to all preexisting Landowner and Overriding Royalties, burdening the interest assigned herein.

2.   The Assignor reserves an overriding royalty interest equal to the difference between 80.00% of 8/8th net revenue interest and any existing burdens. The intent of this assignment is to convey 100% of 8/8ths working interest with an 80.00% of 8/8ths net revenue interest to the Assignee with J. Mark Webster reserving and retaining an overriding royalty interest equal to the difference between 80.00% of 8/8ths net revenue interest and any existing burdens, said overriding royalty interest in all oil, gas, casing head gas and other hydrocarbon substances produced, saved and marketed under the terms of said leases or any extensions thereof.

This Assignment is made without warranty of any kind either express or implied.

In the event Assignor's interest covers less than the entire interest, or if said oil and gas lease covers less than the entire mineral estate in the lands described on Exhibit "A" attached hereto, the interest assigned to Assignee shall be reduced proportionately.

This Assignment shall be available and binding upon the respective heirs, executors, administrators, successors and assigns of the Assignor and Assignee herein.

Executed this   15   day of   May   , 2006.

ASSIGNOR:

J. MARK WEBSTER	_____________________________
J. Mark Webster

STATE OF TEXAS	)
COUNTY OF	)

Before me, the undersigned, a Notary Public, within and for said County and State, on this   15   day of   May   , 2006, personally J. Mark Webster, me personally known to be the identical person who executed the within and foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.
My Commission Expires:
3-18-08	KEVIN W. BASS
Notary Public in,and for said State.
[SEAL]

EXHIBIT "A" RIDER

ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSIGNMENT AND QUITCLAIM OF OIL AND GAS INTERESTS BY AND BETWEEN J. MARK WEBSTER, ASSIGNOR AND COBRA OIL & GAS COMPANY, ASSIGNEE.

LESSOR:	Ivol A Ferguson, a widow
LESSEE:	J. Mark Webster
DATE:	August 26th, 2005
DESCRIPTION:	Township 1 South. Range 62 West. 6th P.M. Section 23: NE/4
RECORDING DATA:	Recept. No. 20050919001019730

LESSOR:	Linnebur Fanns Corporation
LESSEE:	1. Mark Webster
DATE:	July 18th, 2005
DESCRIPTION:	Township 1 South. Range 62 West. 6th P.M. Section 24: W/2
RECORDING DATA:	Recept.No.20050823000906930

LESSOR:	Linnebur Fanns Corporation
LESSEE:	J. Mark Webster
DATE:	July 18th, 2005
DESCRIPTION:	Township 1 South. Range 62 West. 6th P.M. Section 24: El2
RECORDING DATA:	Recept. No. 20050823000906940